                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders,
Infotopia, Inc.
218 Tearall
Raynham, Massachusetts 02767

Ladies and Gentlemen:

         We consent to the incorporation by reference in the prospectus of this Registration Statement on Form S-8 being filed by Infotopia, Inc. (the "Company") of our report, dated April 20, 2000, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2000 (the "Form 10-KSB") on our audits of the financial statements of the Company as of February 29, 2000 and for the years February 28, 1999 and 1998, also appearing in the Form 10-KSB. We also consent to the reference to our firm under the caption "Experts" in the prospectus of this Registration Statement.


                                     Randy Simpson, CPA, P.C.


                                     By: /s/   Randy Simpson
                                         -------------------------------------
                                               Randy Simpson



September 20, 2000